UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2010

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(Address of principal executive offices) (Zip Code)

(314) 656-4321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                      Entry into a Material Definitive Agreement.

On May 26, 2010, Continental Commercial Products, LLC and Glit/Gemtex, Ltd. (collectively, the “Borrowers”), wholly owned subsidiaries of Katy Industries, Inc. (the “Company”), entered into a Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association (the “Credit Agreement”).

The Credit Agreement is a $33.2 million credit facility with an $8.2 million term loan (“Term Loan”) and a $25.0 million revolving loan (“Revolving Credit Facility”), including a $3.5 million sub-limit for letters of credit. The proceeds of the Term Loan and Revolving Credit Facility were used to repay the Existing Credit Facility (as defined below) and pay fees and expenses. All extensions of credit under the Credit Agreement are collateralized by a first priority security interest in and lien upon substantially all present and future assets and properties of the Company. The Company guarantees the obligations of the Borrowers under the Credit Agreement.

The Revolving Credit Facility has an expiration date of May 26, 2013 and its borrowing base is determined by eligible inventory and accounts receivable. The Company’s borrowing base under the Credit Agreement is reduced by the outstanding amount of standby and commercial letters of credit. The principal balance of the Term Loan will be payable in monthly installments followed by a final installment on May 26, 2013 equal to the then outstanding and unpaid principal balance of the Term Loan. Mandatory prepayments of the term loan will be required upon the occurrence of certain events, including sales of certain assets, and the Company must make annual prepayments of the Term Loan in an amount equal to 50% of excess cash flow (as defined in the Credit Agreement), provided, that for the fiscal year ending December 31, 2010 only, the calculation will be based on the period commencing on June 1, 2010 and ending on December 31, 2010.

The Credit Agreement requires the Company to have a minimum level of availability on May 26, 2010 such that its eligible collateral must exceed the sum of its outstanding borrowings and letters of credit by at least $5.0 million. Subsequent to May 26, 2010, this amount is reduced to $1.5 million, and is further reduced to zero upon the later to occur of (i) the satisfaction of certain financial covenants as set forth in the Credit Agreement, supported by audited year end financial statements of the Company on a consolidated basis for the fiscal year ending on December 31, 2010 and (ii) the reduction of the Term Loan by an aggregate sum of $1.5 million.

The Term Loan bears interest at the Company’s option at either (i) the Eurodollar Rate (as defined in the Credit Agreement), plus 6.25% or (ii) the Base Rate (as defined in the Credit Agreement), plus 5.25%. Borrowings under the Revolving Credit Facility bear interest at the Company’s option at either (x) the Eurodollar Rate plus 3.25% or (y) the Base Rate plus 2.25%. For U.S. dollar borrowings, the Base Rate is the highest of (i) the Federal Funds Open Rate (as defined in the Credit Agreement) plus one half of 1.0%, (ii) the interest rate announced by PNC as its base commercial lending rate and (iii) the sum of the Daily LIBOR Rate (as defined in the Credit Agreement) plus 1.0%. For Canadian dollar borrowings, the Base Rate is the higher of (x) the interest rate announced by PNC Bank Canada Branch as its reference rate of interest for loans in Canadian dollars to Canadian borrowers and (y) the sum of the one month CDOR Rate (as defined in the Credit Agreement) plus 1.75%.  An unused commitment fee of 50 basis points per annum will be payable quarterly on the average unused amount of the Revolving Credit Facility.

The Credit Agreement includes financial covenants regarding minimum earnings before interest, taxes, depreciation and amortization (“EBITDA,” as defined in the Credit Agreement) and fixed charge coverage ratio.

The Revolving Credit Facility under the Credit Agreement requires lockbox agreements which provide for all Company receipts to be swept daily to reduce borrowings outstanding. These agreements, combined with the existence of a material adverse effect (“MAE”) clause in the Credit Agreement, will cause the Revolving Credit Facility to be classified as a current liability, per guidance in the Accounting Standards Codification established by the Financial Accounting Standards Board. The Company does not expect to repay, or be required to repay, within one year, the balance of the Revolving Credit Facility, which will be classified as a current liability. The Revolving Credit Facility does not expire or have a maturity date within one year, but rather has a final expiration date of May 26, 2013. The MAE clause, which is a fairly typical requirement in commercial credit agreements, allows the lender to require the loan to become due if it determines there has been a material adverse effect on the Company’s operations, business, properties, assets, liabilities, condition, or prospects.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In addition, the Borrowers and the Company entered into an Export-Import Revolving Credit and Security Agreement with PNC Bank, National Association, which provides for a $1.5 million revolving advance amount as part of the Revolving Credit Facility.

Item 1.02                      Termination of a Material Definitive Agreement.

In connection with the execution of the credit agreement described in Item 1.01 above, the Second Amended and Restated Credit Agreement (“Existing Credit Facility”), dated as of November 30, 2007, between the Company and Bank of America, N.A., was terminated effective May 26, 2010, and all amounts outstanding under that agreement were paid in full. There are no penalties or costs associated with the termination of the Existing Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

           See Item 1.01 above.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                Description

10.1	Revolving Credit, Term Loan and Security Agreement dated May 26, 2010, among Continental Commercial Products, LLC, Glit/Gemtex, Ltd., Katy Industries, Inc. and PNC Bank, National Association.

99.1                                     Press release issued by the Company on June 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ James W. Shaffer
James W. Shaffer
Vice President, Treasurer and Chief Financial Officer

Date:  June 2, 2010

Index of Exhibits

Exhibit No.                                Description

10.1	Revolving Credit, Term Loan and Security Agreement dated May 26, 2010, among Continental Commercial Products, LLC, Glit/Gemtex, Ltd., Katy Industries, Inc. and PNC Bank, National Association.

99.1                                     Press release issued by the Company on June 1, 2010.